UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2025

Ondas Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, Suite 1410, Boston, MA 02210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 16, 2025, Ondas Holdings Inc. (the “Company”) completed the previously announced acquisition of Robo-Team Holdings Ltd, a company organized under the laws of the State of Israel (the “Robo-Team”), pursuant to the Share Purchase Agreement, dated November 23, 2025 (the “Agreement”), by and among the Company, Robo-Team, the Robo-Team shareholders, and Mr. Yossi Wolf, of 10 Hankin St., Tel Aviv, solely in his capacity as the representative, agent and attorney-in-fact of the Indemnifying Parties (as defined in the Agreement). In accordance with the terms of the Agreement, the Company acquired 100% of the issued and outstanding share capital of Robo-Team, for a purchase price of approximately $81.7 million cash (the “Acquisition”).

The foregoing description of the Acquisition and the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Item 8.01. Other Events

On December 17, 2025, the Company issued a press release announcing it has completed the acquisition of Roboteam, a global leader in rugged tactical unmanned ground vehicles (UGVs) used for explosives ordinance disposal (EOD), intelligence, surveillance, and reconnaissance (ISR), hazardous-environment missions, and commercial applications. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements are not required in connection with the Acquisition pursuant to Rule 3-05(b) of Regulation S-X.

(b)	Pro forma financial information is not required in connection with the Acquisition pursuant to Article 11 of Regulation S-X.

(d)	Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
2.1*	Share Purchase Agreement, by and amount the Company, Robo-Team Holdings Ltd, the Robo-Team shareholders, and Mr. Yossi Wolf, solely in his capacity as the representative, agent and attorney-in-fact of the Indemnifying Partie, dated November 23, 2025 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2025).
99.1	Press Release, dated December 17, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2025	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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